                                                                EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 24, 1997, related to the consolidated financial statements of ITEQ, Inc. and subsidiaries for the year ended December 31, 1996, included in ITEQ, Inc.'s Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A dated May 2, 1997, and included in the Joint Proxy Statement dated October 3, 1997, and to all references to our Firm included in this registration statement on Form S-3.

We hereby consent to the incorporation by reference in this registration statement of our reports related to the separate financial statements of Ohmstede, Inc. dated January 30, 1997 for the two months ended December 31, 1996 and December 13, 1996 for the seven months ended October 31, 1996 included in ITEQ, Inc.'s Form 8-K/A dated February 3, 1997.

We hereby consent to the incorporation by reference in this registration statement of our report to the separate financial statements of Exell, Inc. dated May 15, 1997 for the year ended September 30, 1996 included in ITEQ, Inc.'s Form 8-K/A dated October 27, 1997.


/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP



Houston, Texas
October 31, 1997